Naked Boxer Brief Clothing Inc.
Financial Statements
As of and for the Years Ended
January 31, 2012 and 2011

Naked Boxer Brief Clothing Inc.

Financial Statements
As of and for the Years Ended January 31, 2012 and 2011

Naked Boxer Brief Clothing Inc.

Contents

Independent Auditors’ Report	3

Financial Statements (Expressed in US Dollars)

Balance Sheets as of January 31, 2012 and 2011	5
Statements of Operations
for the Years Ended January 31, 2012 and 2011	6
Statements of Stockholders’ Equity (Deficiency)
for the Years Ended January 31, 2012 and 2011	7
Statements of Cash Flows
for the Years Ended January 31, 2012 and 2011	8
Notes to Financial Statements	9-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders:
Naked Boxer Brief Clothing Inc.
Abbotsford, British Columbia

We have audited the accompanying balance sheets of Naked Boxer Brief Clothing Inc. (“the Company”) as of January 31, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Naked Boxer Brief Clothing Inc. as of January 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As described in Note 1 to the financial statements, the Company has incurred net losses since inception and has an accumulated deficit and stockholders’ deficiency at January 31, 2012. These and other factors discussed therein raise substantial doubt about the ability of the Company to continue as a going concern. Management’s plans in regard to those matters are also described in Note 1. The Company’s ability to achieve its plans with regard to those matters, which may be necessary to permit the realization of assets and satisfaction of liabilities in the ordinary course of business, is uncertain. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s previous reporting currency was Canadian dollars. In conjunction with the March 21, 2012, acquisition agreement described in Note 14 to the financial statements, the Company has changed its reporting currency to United States Dollars. The financial statements for 2012 and 2011 have been presented in United States Dollars.

La Jolla, California
July 18, 2012

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.

Financial Statements

Naked Boxer Brief Clothing Inc.

Balance Sheets
(Expressed in US Dollars)

As of January 31,	2012	2011

ASSETS
Current assets
Cash	$50,356	$-
Accounts receivable, net of allowance for doubtful accounts of $4,000 and $0, respectively	37,991	30,748
Inventory	68,840	124,057
Prepaid expenses	3,850	1,746

Total current assets	161,037	156,551

Property, plant, and equipment, net	1,371	2,244
Intangible assets, net	24,302	25,486

TOTAL ASSETS	$186,710	$184,281

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities
Checks in excess of cash balance	$-	$8,504
Accounts payable	103,222	28,551
Notes payable	59,308	-
Related party payables	62,610	51,592

Total current liabilities	225,140	88,647

Related party payables, net of current portion	-	10,333

TOTAL LIABILITIES	225,140	98,980

Commitments

STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock, no par value	638,972	222,153
Accumulated deficit	(667,930)	(140,259)
Accumulated other comprehensive income (loss)	(9,472)	3,407

Total stockholders' equity (deficiency)	(38,430)	85,301

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)	$186,710	$184,281

The accompanying notes are an integral part of these financial statements.

Naked Boxer Brief Clothing Inc.

Statements of Operations
(Expressed in US Dollar)

Years Ended January 31,	2012	2011

Net sales	$193,505	$82,444

Cost of sales	145,213	43,510

Gross profit	48,292	38,934

Operating Expenses
General and administrative expenses	583,964	158,477
Depreciation and amortization	2,761	937
Foreign currency transactions	3,133	718

Total operating expenses	589,858	160,132

Operating loss	(541,566)	(121,198)

Other income (expense)
Interest	(4,176)	(526)
Finance charges	(5,150)	(937)
Miscellaneous income	408	1,523

Total other income (expense)	(8,918)	60

Net loss	$(550,484)	$(121,138)

Basic and diluted net loss per share	$(0.12)	$(0.07)

Weighted average shares used in computing basic and diluted net loss per share	4,523,341	1,662,898

Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax	(12,879)	3,633

Comprehensive income (loss)	$(563,363)	$(117,505)

The accompanying notes are an integral part of these financial statements.

Naked Boxer Brief Clothing Inc.

Statements of Stockholders' Equity (Deficiency)
(Expressed in US Dollars)

				Accumulated	Total
				Other	Stockholders'
	Common Stock		Accumulated	Comprehensive	Equity
	Shares	Amount	Deficit	Income (Loss)	(Deficiency)
Balance - January 31, 2010	200	$4,549	$(19,121)	$(226)	$(14,798)
Issuance of common stock, Class B, net	1,005,000	96,580	-	-	96,580
Issuance of common stock, Class C, net	1,250,000	116,042	-	-	116,042
Issuance of common stock, Class D, net	695,000	69	-	-	69
Issuance of common stock, Class E, as stock compensation	50,000	4,913	-	-	4,913
Foreign currency translation adjustment	-	-	-	3,633	3,633
Net loss	-	-	(121,138)	-	(121,138)
Balance - January 31, 2011	3,000,200	222,153	(140,259)	3,407	85,301
Issuance of common stock, Class C, net	50,000	7,363	-	-	7,363
Repurchase and cancellation of Class D shares, net	(5,100)	(2)	-	-	(2)
Issuance of common stock, Class E, as stock compensation	2,580,820	271,889	-	-	271,889
Issuance of common stock, Class F, net	443,331	137,569	-	-	137,569
Forgiveness of related party payable	-	-	22,813	-	22,813
Foreign currency translation adjustment	-	-	-	(12,879)	(12,879)
Net loss	-	-	(550,484)	-	(550,484)
Balance - January 31, 2012	6,069,251	$638,972	$(667,930)	$(9,472)	$(38,430)

The accompanying notes are an integral part of these financial statements.

Naked Boxer Brief Clothing Inc.

Statements of Cash Flows
(Expressed in US Dollars)

Years Ended January 31,	2012	2011

Cash flows from operating activities
Net loss	$(550,484)	$(121,138)
Adjustments to reconcile net loss to net cash
used in operating activities:
Provision for doubtful accounts	4,039	-
Depreciation of property, plant, and equipment	879	332
Amortization of intangible assets	1,881	605
Share based compensation	260,592	4,872
Valuation write-down on inventory	37,842	-
Increase (decrease) in cash resulting from change in:
Accounts receivable	(11,484)	(28,234)
Prepaid expenses	(2,141)	(1,705)
Inventory	17,824	(121,141)
Checks in excess of cash balance	(8,606)	8,194
Accounts payable	75,878	27,880
Related party payables	32,589	27,904

Net cash used in operating activities	(141,191)	(202,431)

Cash flows from investing activities
Acquisition of intangible assets	(757)	(10,128)
Purchase of property, plant, and equipment	-	(2,486)

Net cash used in investing activities	(757)	(12,614)

Cash flows from financing activities
Proceeds from share issuance	144,929	212,691
Payments to repurchase shares	(2)	-
Proceeds from notes payable	50,000	-

Net cash provided by financing activities	194,927	212,691

Effect of exchange rate changes on cash	(2,623)	2,354

Net increase (decrease) in cash and cash equivalents	50,356	-

Cash at beginning of year	-	-

Cash at end of year	$50,356	$-

Cash paid during the year for:
Interest	$3,451	$398
Taxes	-	-
Non-cash financing activities:
Related party payable refinanced to note payable	9,307	-
Forgiveness of related party payable recorded in retained earnings	22,813	-

The accompanying notes are an integral part of these financial statements.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

1.	Organization and Nature of Business

Description of Business

Naked Boxer Brief Clothing Inc. (the “Company”) was incorporated under the federal laws of Canada on May 21, 2009 as In Search of Solutions Inc. and changed its corporate name on May 17, 2010. The Company commenced business operations on February 1, 2010 and its first revenues were generated in September, 2010. The Company operates out of Abbotsford, British Columbia, Canada and manufactures and sells direct and wholesale undergarments in Canada to consumers and retailers.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.

As at January 31, 2012, the Company had not yet achieved profitable operations, had a working capital deficiency, and expects to incur further losses in the development of its business, which casts substantial doubt about the Company’s ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations as they come due. Management plans to obtain the necessary financing through the issuance of equity or debt to existing shareholders. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Reporting Currency and Foreign Currency

The functional currency of the Company is Canadian dollars. Transaction amounts denominated in currencies other than Canadian dollars are translated into their Canadian dollar equivalents at exchange rates prevailing at the transaction dates. Gains and losses on transactions or settlements are recognized in the statement of operations.

In conjunction with the March 21, 2012, acquisition agreement (Note 14), the Company has changed its reporting currency to USD. These financial statements have been presented in U.S dollar, which is the Company’s reporting currency. These financial statements have been translated from Canadian dollars into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate over the reporting period for revenues, expenses, gains and losses. Translation adjustments are recorded as accumulated other comprehensive income (loss) in stockholders’ equity.

As at January 31, 2012 and 2011, sales and operations in the United States had not yet commenced.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

Segment Reporting

The Company used several factors in identifying and analyzing reportable segments, including the basis of organization, such as differences in products and services, and geographical areas. The Company has determined that as of January 31, 2012 and 2011, there is only a single reportable segment.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Revenue Recognition, Accounts Receivable and Allowance for Doubtful Accounts

Sales are recorded when title and risk of loss has passed to the customer, when persuasive evidence of a sales arrangement exists, the selling price is fixed and determinable and collectability is reasonable assured, generally when products are shipped to customers.

Provisions for estimated returns, discounts and credits are provided for in the same period the related sales are recorded.

Accounts receivables consist of amounts due from customers and are recorded upon the shipment of product to customers. Credit terms are extended to customers in the normal course of business and no collateral is required. The Company estimates an allowance for doubtful accounts based on historical losses, the existing economic conditions and the financial stability of its customers. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received.

Inventory

Inventory is stated at the lower of cost or market value. Cost is determined using the weighted average method, which under the circumstances, management believes will provide for the most practical basis for the measurement of periodic income. Management periodically reviews inventory for slow moving or obsolete items and consider realizability based on the Company’s marketing strategies and sales forecasts to determine if an allowance is necessary. If market value is below cost then an allowance is created to adjust the inventory carrying amount to reflect this.

Property and Equipment

Property and equipment are recorded at cost. Property and equipment is depreciated using the straight-line method over the estimated useful lives.

The estimated useful lives for each asset group are as follows:

Years

Furniture and equipment	4
Computer equipment	5

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

At the time depreciable property is retired or otherwise disposed of the related cost and accumulated depreciation is removed from the accounts and any resulting gain or loss is reflected in income.

Intangible Assets

Indefinite-lived intangible assets, consisting of costs to acquire trademarks with an indefinite life, are recorded at cost, net of impairment charges, if applicable. Indefinite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Included in intangible assets are costs to acquire trademarks. Trademarks have an indefinite life, so no amortization has been taken.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the related carry amounts may not be recoverable. Such a review will involve comparing the carrying value of the assets with the estimated future net undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition.

Should the sum of the expected future net cash flows be less than the carrying value, the company would recognize an impairment loss at that date for the amount by which the carrying amount of the asset exceeds its fair value. Management has determined that no impairment currently exists.

Shipping and Handling Costs

Financial Accounting Standards Board ASC Sub-Topic 605-45, Revenue Recognition – Principal Agent Considerations (formally Emerging Issues Task Force Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs), requires shipping and handling fees billed to customers to be classified as revenue, and shipping and handling costs to be classified as either cost of sales or disclosed in the notes to the financial statements.

Shipping and handling costs are included in cost of goods sold in the period they are incurred. Costs recovered in respect of shipping and handling are offset against cost of goods sold in the period the recovery is recognized.

Advertising Expense

The Company expenses advertising costs to operations during the year in which they were incurred. The Company expensed $21,374 and $2,679 related to advertising and promotion for the years ended January 31, 2012 and 2011, respectively.

Income Taxes

The current income tax represents the amount of income taxes expected to be paid or the benefit expected to be received for the current year taxable income or loss. Deferred income taxes are recognized for the future tax consequences of temporary differences arising between the carrying value of assets and liabilities for financial statement and tax reporting purposes. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

In assessing the recoverability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the period in which those temporary differences become deductible. Management considers projected future taxable income and tax planning strategies in making this assessment.

The Company recognizes the impact of a tax position in the financial statements if the position is more likely than not to be sustained upon examination on the technical merits of the position. The Company’s policy is to recognize interest accrued related to unrecognized tax benefits and penalties as income tax expense. The Company has no uncertain tax positions as of January 31, 2012 and 2011, respectively; consequently no interest or penalties have been accrued by the Company.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities in accordance with ASC Topic 820, Fair Value Measurements and Disclosures. ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The Company’s financial instruments consist of cash, accounts receivable, bank indebtedness, notes payable and related party payables. The fair values of these financial instruments approximate their respective carrying values because of the short maturity of these instruments.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.

Actual results could materially differ from those estimates. The most significant estimates made by the Company are those relating to uncollectible receivables, inventory valuation and obsolescence, and product returns.

Accounting for Stock-Based Compensation

ASC Topic 718, Compensation – Stock Compensation, requires that compensation expense for employee stock-based compensation be recognized over the requisite service period based on the fair value of the award, at the date of grant.

The Company accounts for the granting of equity based awards to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant. The fair value of all equity based awards is expensed over the service provision period with a corresponding increase to common stock. The fair value of equity based awards is estimated using the most recent share offering of the same or similar share classes (approximate market value).

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

Based on guidance in ASC 505-50, stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable. The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award. Compensation costs for stock-based payments with graded vesting are recognized on a straight-line basis. The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date are measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

Earnings per Share

The basic and diluted net loss per share was computed using the weighted-average number of shares of common stock outstanding during the period, less any shares subject to repurchase or forfeiture. There were no shares of common stock subject to repurchase or forfeiture for the years ended January 31, 2012 and 2011. Because the Company is in a net loss position, it has excluded stock warrants from the calculation of diluted net loss per share because these securities are anti-dilutive for all years presented.

Net loss per share was determined as follows:

	2012	2011

Numerator
Net loss	$(550,484)	$(121,138)
Denominator
Weighted average common shares outstanding	4,523,341	1,662,898
Basic and diluted net loss per share	$(0.12)	$(0.07)
Weighted average anti-dilutive securities not included in diluted loss per share
Weighted average warrants outstanding	204,167	45,833

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income Topic 220 Presentation of Comprehensive Income. The objective of this new guidance is to improve the comparability, consistency, and transparency of financial reporting and to increase the prominence of items reported in other comprehensive income. The new guidance requires all non-owner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The new guidance will be applied retrospectively for fiscal years, and interim periods within those years, beginning after December 15, 2011. As such, this new guidance will be effective for us in the first quarter of fiscal 2013. The new guidance will not have an impact on the Company’s results of operations.

3.	Accounts Receivable

On October 6 2011, the Company entered into a factoring agreement with Liquid Capital Exchange Corp (“the factor”) whereby it sells select accounts receivable with recourse. The factor purchases eligible accounts receivable at a discount of 3.75% and is further discounted by 1/8 of 1% if the number of days elapsed from the date of purchase of the receivable exceeds 28 days. The Company bears the risk of credit loss on the receivables at all times. These receivables are accounted for as a secured borrowing arrangement and not as a sale of financial assets. Factor expense charged to operations for the year ended January 31, 2012 was $5,150 (recorded as finance charges on the income statement).

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

Under the terms of the agreement, the factor may make advances to the Company of amounts representing up to 80% of the net amount of eligible accounts receivable. The factor facility is secured by a general security agreement over all the Company’s personal property and interests. As of January 31, 2012 the amount of the factored receivables was $37,688. As of July 17, 2012, $652 was still outstanding and $6,090 was bought back from Liquid Capital Corporation for the Company to collect.

4.	Inventory

Inventory of the Company consisted of the following at January 31, 2012 and 2011:

January 31,	2012	2011

Finished goods - Underwear	$51,463	$124,057
Raw materials	17,377	-
Total inventory	$68,840	$124,057

Balances at January 31, 2012 and 2011 are recorded at historical cost, less amounts for potential declines in value. During the year ended January 31, 2012, the Company recorded a write-down of $37,842 to reflect the decline in value of a portion of the finished goods inventory. The inventory write-down was recorded as general and administrative expense in the financial statements for the year ended January, 31, 2012. Management has determined that no inventory reserve is required for the years ending January 31, 2012 and 2011.

5.	Property and Equipment

Property and equipment of the Company consisted of the following at January 31, 2012 and 2011:

January 31,	2012	2011

Furniture & equipment	$1,408	$1,412
Computer equipment	1,169	1,172

Less: Accumulated depreciation	(1,206)	(340)

Total property and equipment	$1,371	$2,244

Depreciation expense for the years ended January 31, 2012 and 2011 was $879 and $332, respectively.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

6.	Intangible Assets

Intangible assets of the Company consisted of the following at January 31, 2012 and 2011:

			Useful life
	2012	2011	(Years)

Trade Names/Trademarks	$23,066	$22,388	Indefinite
Website	3,707	3,718	2
Less: accumulated amortization	(2,471)	(620)
	$24,302	$25,486

Amortization expense for each of the years ended January 31, 2012 and 2011 was $1,881 and $605, respectively. The remaining amortization expense of $1,236 for intangible assets with a finite life will be taken in the year ended January 31, 2013.

7.	Bank Indebtedness

On June 19, 2010, the Company entered into a line of credit with HSBC which allowed the Company to draw up to $38,974 at an interest rate of prime plus 2% (5.25% at January 31, 2012 and 2011). The line of credit was secured by a first right to inventory and a general security agreement through personal guarantees of directors and a shareholder. During the year ended January 31, 2012, this line of credit facility was closed and therefore the balance as at January 31, 2012 is zero. At January 31, 2011 there were no amounts outstanding on the line of credit and the balance was zero.

Bank indebtedness of $8,504 as at January 31, 2011 represents checks written in excess of cash balances.

8.	Related Party Payables

At January 31, 2012 and 2011 the Company had advances from shareholders in the amount of $62,610 and $61,925, respectively. All shareholder advances are unsecured and payable on demand. The table below summarizes the balance and interest rate of each advance at January 31, 2012 and 2011:

January 31,	2012	2011

Advance, bearing interest at 19.50% per annum	$11,741	$10,299
July 25, 2011 advance, bearing interest at 3.50% per annum	20,286	-
December 17, 2010 advance, bearing interest at 6.74% per annum	-	10,061
December 18, 2010 advance, bearing interest at 4.00% per annum	10,405	10,028
Advance, non-interest bearing	19,184	21,202
May 2, 2011 advance, non-interest bearing, payable upon Company holding greater than $348,180 in cash or cash equivalents	994	998
April 1, 2011 advance, non-interest bearing, payable upon company holding greater than $348,180 in cash or cash equivalents	-	9,337
	62,610	61,925
Less: current portion	(62,610)	(51,592)
	$-	$10,333

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

During the years ended January 31, 2012 and 2011 the Company incurred interest expense on the shareholder advances of $2,859 and $414, respectively.

During the year ended January 31, 2012, a shareholder forgave $22,813 of their long term debt and this amount was recorded as an adjustment to the accumulated deficit.

9.	Notes Payable

On January 16, 2012, the Company entered into a note payable for $50,000 with Search By Headlines.com Corp. The note bears simple interest of 8% per annum, calculated monthly, with interest payable at maturity. The note is due in full on June 30, 2012 and is secured by a general security agreement over all the Company’s personal property and interests. At January 31, 2012 the outstanding balance of this note was $50,000.

During the year ended January 31, 2012 a related party payable of $9,308 was refinanced and is currently reflected in notes payable as the lender is no longer a related party. The note is unsecured, and non-interest bearing, payable upon the Company holding greater than $348,180 in cash or cash equivalents.

10.	Commitments

The Company is committed to a lease agreement of payments of $1,244 per month, plus strata, property taxes, and utilities costs until September 30, 2012. The remaining lease payments under this agreement are $9,948. The Company incurred rent expense associated with this lease agreement of $15,146 and $5,068 for the years ended January 2012 and 2011, respectively.

11.	Stockholders’ Equity

Authorized

During the years ended January 31, 2012 and 2011, the Company authorized and issued several share classes of common stock. The following table shows the share classes of common stock authorized for issuance and their corresponding rights and privileges:

Common Stock	Authorized
Share Class	Number of Shares	Voting Rights	Par Value	Other
Class A	Unlimited	Voting	No Par Value
Class B	Unlimited	Non-Voting	No Par Value
Class C	Unlimited	Non-Voting	No Par Value	Convertible into Class A
Class D	Unlimited	Voting	No Par Value
Class E	Unlimited	Non-Voting	No Par Value
Class F	Unlimited	Non-Voting	No Par Value
Class G	Unlimited	Non-Voting	No Par Value
Class H	Unlimited	Non-Voting	No Par Value
Class I	Unlimited	Non-Voting	No Par Value
Class J	Unlimited	Non-Voting	No Par Value

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

Upon liquidation or dissolution, the remaining property of the corporation shall be distributed pro rata among the holders of the Class “A” Common shares, the Class “B” Common shares, the Class “C” Common shares, the Class “F” Common shares, the Class “G” Common shares, the Class “H” Common shares, the Class “I” Common shares, and the Class “J” Common shares. The holders of class D and E common shares will not be entitled to participate in the distribution of the remaining property of the corporation.

Holders of each class of common stock shall be entitled to non-cumulative dividends at such times and in such amounts as the directors of the Company may declare, and to the exclusion of the shares of any other class.

Class C common shareholders have given proxy to the president of the Company. Pursuant to a shareholders resolution dated May 11, 2011, revocation of this proxy can occur if the Company does not meet the certain annual performance milestones described below. In addition, Class C common shares would then convert to Class A shares and 1,860,320 Series E common shares held by a director and officer of the Company would be cancelled and returned to the treasury, as discussed below. The Class C common shares are convertible by the Company at any time into Class A common shares on a one-for-one basis.

Upon execution of the acquisition agreement subsequent to January 31, 2012 (Note 14), these terms and conditions of the Class C and Class B shares will no longer be effective.

Issued and Outstanding

As of January 31, 2012 and 2011, the Company had the following shares of common stock issued and outstanding:

	2012		2011
	Shares	Amount	Shares	Amount
Class B common stock	1,005,000	$96,580	1,005,000	$96,580
Class C common stock	1,300,000	127,954	1,250,000	120,591
Class D common stock	690,100	67	695,200	69
Class E common stock	2,630,820	276,802	50,000	4,913
Class F common stock	443,331	137,569	-	-
	6,069,251	$638,972	3,000,200	$222,153

Equity Transactions

During the year ended January 31, 2012:

i)

the Company issued 50,000 Class C common shares (at CAD $0.15 per share translated on the transaction date as US $0.147 per share) for gross proceeds of $7,363. This transaction was the result of the exercising of 50,000 Class C warrants issued during the year ended January 31, 2011.

ii)	the Company repurchased 5,100 Class D common shares from a former officer of the Company for $2 consideration. These shares were returned to the treasury and cancelled.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

iii)

pursuant to a directors resolution dated May 11, 2011, a director and officer of the Company was granted 1,860,320 Series E common shares as part of an incentive-based compensation package. These shares are transferrable but were subject to cancellation if certain Company performance targets were not met. The performance target dates were over five years and were subject to an annual review whereby 20% of these shares could be cancelled at each annual review if the milestone had not been met. Upon execution of the acquisition agreement subsequent to January 31, 2012 (Note 14), the cancellation provisions of these shares were no longer effective and the shares were no longer subject to performance milestones. Consequently, the fair value of these equity based awards was recorded as compensation expense in the amount of $195,036 in the financial statements for the year ended January 31, 2012. The fair value of CAD $0.10 per share (translated on the transaction date as US $0.105 per share) was determined by previous share offerings of the same or similar share classes.

iv)

the Company granted 675,000 Series E common shares to officers and directors of the Company for management services rendered. The Company determined that the fair value on the grant date of these shares was $70,767 and recorded the entire amount as compensation expense in the financial statements for the year ended January 31, 2012. The fair value of CAD $0.10 per share (translated on the transaction date as US $0.105 per share) was determined by previous share offerings of the same or similar share classes.

v)

the Company granted 40,000 Series E common shares to directors of the Company for director fees earned. The Company determined that the fair value on the grant date of these shares was $4,177 and recorded the entire amount as compensation expense in the financial statements for the year ended January 31, 2012. The fair value of CAD $0.10 per share (translated on the transaction date as US $0.104 per share) was determined by previous share offerings of the same or similar share classes.

vi)

the Company granted 5,500 Series E common shares to a customer of the Company. Sales to the customer were not contingent upon the issuance of shares. The Company determined that the fair value on the grant of these shares was $577. The fair value of CAD $0.10 per share (translated on the transaction date as US $0.105 per share) was determined by previous share offerings of the same or similar share classes.

vii)

the Company issued 443,331 Class F common shares at CAD $0.30 per share (translated on the transaction date as US $0.31 per share) for gross proceeds of $137,569. As part of an incentive structure for investments, subscribers were issued 50,000 Series G share purchase warrants when the total investment by a single subscriber was greater than CAD $30,000. Pursuant to this arrangement, 100,000 warrants were issued in connection with this private placement. Each Series G share purchase warrant entitles the holder thereof the right to purchase one Series F common share at CAD $0.75 per share until July 26, 2014. The warrants were accounted for as equity and included in the net share capital of the Class F common shares.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

During the year ended January 31, 2011;

i)

the Company issued 1,005,000 Class B common shares and 1,250,000 Class C common shares at CAD $0.10 per share (translated on the transaction date as US $0.096 per share) for gross proceeds of $217,171 ($4,549 of which was actually received during the year ended January 31, 2010). As part of an incentive structure for investments, subscribers of Class C common shares were issued units when the total investment by a single subscriber was greater than CAD $25,000. Each unit consisted of one Class C common share and one Series C share purchase warrant. Each Class C warrant entitles the holder thereof the right to purchase one Class C common share at CAD $0.15 per share until November 31, 2011. Pursuant to this arrangement, 350,000 warrants were issued in connection with this private placement. The warrants were accounted for as equity and included in the net share capital of the Class C common shares.

ii)	the Company issued 695,000 Series D common shares as part of the allotment to the founders of the company for consideration in the amount of $69.

iii)

The Company issued 50,000 Series E common shares to a director of the Company as reimbursement for travel expenses incurred personally. The Company determined that the fair value of these shares was $4,913 and recorded the transaction as travel expense in the financial statements for the year ended January 31, 2011. The fair value of CAD $0.10 per share (translated on the transaction date as US $0.098 per share) was determined by the most recent share offering of the same or similar share classes.

Share Purchase Warrants

Changes in share purchase warrants for the years ended January 31, 2012 and 2011 are summarized as follows:

	Number of	Exercise Price
	Warrants	(CAD $)
Balance, January 31, 2010	-	$-
Granted	350,000	0.15
Balance, January 31, 2011	350,000	$0.15
Granted	100,000	0.75
Exercised	(50,000)	0.15
Expired	(300,000)	0.15
Balance, January 31, 2012	100,000	$0.75

At January 31, 2012, there were 100,000 share purchase warrants outstanding entitling the holders thereof the right to purchase 100,000 Class G common shares at CAD $0.75 per share. Half of the Class G warrants will expire on July 26, 2014 and the other half will expire on August 24, 2014.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

12.	Income Taxes

Differences between the Company’s Canadian federal statutory income tax rate and the Company’s effective tax rate were not material to the financial statements.

Significant components of the Company’s net deferred tax assets at January 31, 2012 and 2011:

January 31,	2012	2011

Temporary differences relating to:
Net operating loss carryforwards	$92,996	$18,003
Incorporation costs and intangible assets	582	626
Property, plant and equipment	(49)	(129)
	93,529	18,500
Valuation allowance	(93,529)	(18,500)

Net deferred taxes	$-	$-

Deferred tax assets and liabilities are determined based on temporary basis differences between assets and liabilities reported for financial reporting and tax reporting. The ultimate realization of the net deferred tax asset is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers projected future taxable income, recent financial performance and tax planning strategies in making this assessment. The Company is required to record a valuation allowance to reduce its net deferred tax asset to the amount that is more likely than not to be realized. Accounting guidance allows the Company to look to future earnings to support the realizability of the net deferred assets. Since the Company has had cumulative net operating losses since inception, the ability to use forecasted future earnings is diminished. As a result, the Company concluded a full valuation allowance against the deferred tax asset was appropriate. At January 31, 2012 and 2011 the total change in valuation allowance was $75,029 and $16,396, respectively.

At January 31, 2012 and 2011, the Company had accumulated net operating losses in Canada totaling $688,859 and $133,352 respectively, which may be available to reduce taxable income in Canada in future taxation years. Unless previously utilized, these net operating losses will begin to expire in 2030.

The Company operates and files income tax returns in Canada. The above tax assets are all held in Canada. The estimated tax income asset may not be realized if the Company ceases to be taxable as a Canadian resident or is unable to recover taxable income to offset the tax losses. All of the Company’s tax returns are subject to tax examinations until the respective statute of limitations. The Company currently has no tax years under examination. The Company’s tax filings for the years 2010 to 2012 remain open to examination.

Based on management’s assessment of ASC Topic 740 Income Taxes, the Company does not have an accrual for uncertain tax positions as of January 31, 2012 and 2011. The Company does not anticipate significant changes to its unrecognized tax benefits within the next twelve months.

Naked Boxer Brief Clothing Inc.

Notes to Financial Statements
(Expressed in US Dollars)

13.	Customer Concentrations

The Company has concentrations in the volume of business transacted with a particular customer. The loss of this customer could have an adverse affect on the Company’s business. During the years ended January 31, 2012 and 2011, the Company had concentrations of sales with one customer equal to 22.8% and 42.5%, respectively, of total revenues. There were no outstanding receivables from this customer as of January 31, 2012 and 2011.

14.	Subsequent Events

In accordance with the recently issued ASC Topic 855, Subsequent Events, the Company evaluated subsequent events after the consolidated balance sheet date of January 31, 2012 through July 17, 2012.

On March 21, 2012, shareholders approved an acquisition agreement (the “Agreement”) with Search by Headlines.com Corp. (“SBH”), a company incorporated in the State of Nevada, pursuant to which upon the closing of the agreement SBH will acquire all of the issued and outstanding securities of the Company in exchange for 13,500,000 shares of SBH and $650,000, for working capital purposes.

At the Closing, 100,000 outstanding share purchase warrants exercisable for common shares of the Company will be converted into share purchase warrants exercisable for common shares of SBH at an exchange ratio equal to 13,500,000 divided by the total number of the Company’s shares issued and outstanding on the closing date. The exercise price of the warrants will remain unchanged at CAD $0.75 per share and the expiry date will be two years from the closing date of the acquisition agreement.

Following the acquisition of the shares of the Company, SBH’s business will become the manufacture and sales of direct and wholesale undergarments in Canada to consumers and retailers. As the former shareholders of the Company will control more than 50% of the issued and outstanding voting shares of SBH after the closing of the transaction, the Acquisition will be accounted for as a recapitalization of the Company. Following accounting rules applicable to a reverse acquisition, the Company is considered the accounting acquirer and the financial statements will be presented as a continuation of the Company. In order to facilitate the merger, the Company will be incorporated in the State of Nevada.

The Company has to pay a finder’s fee of CAD $35,000 in connection with the acquisition to a related party.

Subsequent to year end the Company has been advanced $375,000 in loans from SBH.

On July 12, 2012 the Company obtained an advance of $195,934. The advance bears interest at 12% and is due on demand at anytime on or after August 31, 2012. The advance is personally guaranteed by the Chief Executive Officer of the Company and secured by all of his Class E and Class D common shares of the Company. Subsequent to the completion of the acquisition agreement with SBH, the Company may issue 150,000 warrants over SBH common stock exercisable at $0.25 per share and 100,000 warrants over SBH common stock exercisable at $0.50 per share with a term of three years to release the CEO from his guarantee obligations. As of July 17, 2012, there was $197,046 outstanding under the advance.